Dryden Small-Cap Core Equity Fund, Inc.
(formerly Dryden Tax-Managed Small-Cap Fund, Inc.)
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         				December 29, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                      Re: Dryden Small-Cap Core Equity Fund, Inc.
                                     File No. 811-08167


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for Dryden Small-Cap Core Equity
Fund, Inc. for the fiscal year ended October 31, 2003. The
Form N-SAR was filed using the EDGAR
system.



                                     Very truly yours,



                             /s/ Marguerite E.H. Morrison
                                 Marguerite E.H. Morrison
                                      Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of December 2003.







Dryden Small-Cap Core Equity Fund, Inc.





Witness:/s/ Marguerite E.H. Morrison    By:/s/ Grace C. Torres
            Marguerite E. H. Morrison 	       Grace C. Torres
            Assistant Secretary		             Treasurer





























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